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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 20, 2003, in the Amendment to the Registration Statement and related Prospectus of TWI Holdings, Inc. and Subsidiaries, dated October 30, 2003, for the registration of 10 1/4% Senior Subordinated Notes due 2010.


/s/ ERNST & YOUNG LLP

Louisville, Kentucky
October 30, 2003